UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 7, 2014

California Gold Corp.
 (Exact name of registrant as specified in its charter)

Nevada	000-54706	83-483725
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

10752 Deerwood Park Blvd.
S. Waterview II, Suite 100
Jacksonville, FL 32256
(904) 571- 5718

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

c/o Gottbetter & Partners, LLP
488 Madison Avenue, 12th Floor
New York, NY 10022
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On February 7, 2014, California Gold Corp., a Nevada corporation, closed a securities exchange (the “Securities Exchange”) pursuant to which the members of MV Portfolio, LLC (“MVP”) sold all of their membership interests in MVP to us in exchange for 9,385,000 post-Reverse Split (defined below) shares of our common stock, $0.001 par value per share (the “Common Stock”).

Following the closing of the transactions related to the Securities Exchange and pursuant to the Split-Off Agreement (defined below), we will transfer our pre-Securities Exchange business to Michael Baybak, our pre-Securities Exchange Interim Treasurer, Secretary, Director and shareholder.  See Item 2.01, “Split-Off”, below.

As a result of the Securities Exchange and Split-Off, we will be discontinuing our pre-Securities Exchange business and we have acquired the business of MVP, that is, patent licensing and assertion of rights under patents against parties believed to be selling goods or services that rely upon MVP’s patented technology.  We will continue the existing business operations of MVP as a publicly-traded company under the name MVP Portfolio, Inc.

On December 24, 2013, we filed a preliminary proxy statement, subsequently amended and which we will further amend following the filing of this Current Report, on Schedule 14A with the Securities and Exchange Commission (the SEC) relating to a proposed shareholder vote to approve an amendment to our Articles of Incorporation to effect a reverse stock split of our issued and outstanding common stock on a one for one hundred basis (the Reverse Split) and to increase our authorized preferred stock (the Authorized Preferred Stock Increase) to 50,000,000 shares from 22,000,000 shares, to approve a new 2014 equity incentive plan and to approve our name change to MVP Portfolio, Inc. (the Name Change). Once we complete the required proxy process, we will file a certificate of amendment to our Amended and Restated Articles of Incorporation in order to effect the Name Change and the Reverse Split. The Name Change and the Reverse Split will be effective for our principal market, the OTC Markets, Inc. QB Tier, upon approval by the Financial Industry Regulatory Authority (FINRA) at which time a new trading symbol will also become effective. Per share numbers referenced in this Current Report on Form 8-K are reflective of the Reverse Split unless otherwise indicated.

On February 7, 2014, we completed a closing of a private placement offering (the “Private Placement”) of our 10% convertible promissory notes (the “Notes”) for gross proceeds of $2,942,495 (before deducting placement agent fees and expenses of the offering). The Notes will automatically convert into shares of the Company’s to be authorized Series C convertible preferred stock, $0.001 par value per share (the “Series C Preferred Stock”), at a pre-Reverse Split conversion price of $0.005 per share and a post-Reverse Split conversion price of $0.50 per share (the “Conversion Price”), upon the Company’s filing of a Certificate of Designation of Series C Convertible Preferred Stock (the “Certificate of Series C Designation”) with the Secretary of State of the State of Nevada following completion of the proxy voting process to increase our authorized preferred stock, and which Series C Preferred Stock shall be convertible into shares of the Company’s Common Stock on a one share for one share basis.  The Private Placement was exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemptions provided by Regulation D and Regulation S promulgated by the SEC thereunder.  The Private Placement was sold to “accredited investors,” as defined in Regulation D and/or to “non-U.S. Persons” in accordance with Rule 903 of Regulation S under the Securities Act.  Additional information concerning the Private Placement is presented below under “Description of Securities” and Item 3.02, “Unregistered Sales of Equity Securities.”

As used in this Current Report henceforward, unless otherwise stated or the context clearly indicates otherwise, the terms “MV Portfolio, Inc.,” “MVP,” the “Company,” the “Registrant,” “we,” “us,” and “our” refer to California Gold Corp., incorporated in Nevada, and the business of MVP Portfolio, LLC, after giving effect to the Securities Exchange and the Split-Off.

This Current Report contains summaries of the material terms of various agreements executed in connection with the transactions described herein. The summaries of these agreements are subject to, and are qualified in their entirety by, reference to these agreements, which are filed as exhibits hereto and incorporated herein by reference.

This Current Report is being filed in connection with a series of transactions consummated by the Company and certain related events and actions taken by the Company.

This Current Report responds to the following Items in Form 8-K:

Item 1.01.	Entry into a Material Definitive Agreement

Item 2.01.	Completion of Acquisition or Disposition of Assets

Item 3.02.	Unregistered Sales of Equity Securities

Item 5.01.	Changes in Control of Registrant

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Item 9.01.	Financial Statements and Exhibits

Item 1.01    Entry into a Material Definitive Agreement

The information contained in Item 2.01 below relating to the various agreements described therein is incorporated herein by reference.

Item 2.01    Completion of Acquisition or Disposition of Assets

The Securities Exchange Agreement and Related Transactions

On February 7, 2014, the Company entered into a Securities Exchange Agreement (the Exchange Agreement) with MV Portfolio, LLC, a Florida limited liability company (MVP), MV Patents LLC, a Florida limited liability company and a member of MVP ( MV PAT), and the other members of MVP (MV PAT and such other members, the Members). Upon closing of the transaction (the Transactions) contemplated under the Exchange Agreement (the Securities Exchange Agreement), on February 7, 2014, the Members transferred all of the issued and outstanding membership interests of MVP to the Company in exchange for (i) an aggregate of 9,385,000 post-Reverse Split shares of the common stock of the Company (the Securities Exchange), which shares will be delivered to the Members promptly following effectiveness of the Reverse Split. As a result of the Securities Exchange, MVP became a wholly-owned subsidiary of the Company.

Pursuant to the Securities Exchange Agreement:

●
At the closing of the Transactions and pursuant to the terms of the Securities Exchange Agreement, all of the membership interests of MVP issued and outstanding immediately prior to the closing were exchanged for the right to receive 9,385,000 post-Reverse Split shares of Common Stock, which shall be delivered to the Members promptly following completion of the Reverse Split.

●
Additionally, at the closing we paid MV PAT $625,000 in additional cash consideration, and we agreed to pay to the Members ten (10%) percent of the Net Proceeds received from any Enforcement Activities or Sale Transactions (as such terms are defined in the Exchange Agreement) related to the patents owned or applications pending as of the closing of the Securities Exchange.

●
Upon the closing of the Transactions, William Meadow was appointed Chief Executive Officer and Chairman of the Board of Directors, Shea Ralph was appointed Chief Financial Officer, Secretary and director and David Rector was appointed Chief Operating Officer (and remains a director of the Company).  James Davidson resigned as Chief Executive Officer and a director of the Company and Michael Baybak resigned as Interim Treasurer, Secretary and a director.

●
Following the closing of the Transactions, we will terminate and split off our mining business, and pursuant to the terms of the Securities Exchange Agreement, we have acquired and will continue the business of MVP, that is, patent licensing and assertion of rights under patents against parties believed to be selling goods or services that rely upon MVP’s patented technology.

The Securities Exchange Agreement contained customary representations and warranties and pre- and post-closing covenants of each party and customary closing conditions.  Breaches of the representations and warranties will be subject to customary indemnification provisions, subject to specified aggregate limits of liability.

The parties have taken all actions with respect to the Securities Exchange intending that it be treated as a tax-free exchange under Section 351 of the Internal Revenue Code of 1986, as amended.

The issuance of shares of our Common Stock to the Members in connection with the Securities Exchange was not, and will not be, registered under the Securities Act, in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act, which exempts transactions by an issuer not involving any public offering, and Regulation D promulgated by the SEC under that section.  These securities may not be offered or sold absent registration or an applicable exemption from the registration requirement, and are subject to further contractual restrictions on transfer as described below.

The Private Placement Offering

Concurrently with the closing of the Securities Exchange, we completed a closing of a private placement offering (the “Private Placement”) to certain investors (the “Investors”) of our 10% convertible promissory notes (the “Notes”) for gross proceeds of $2,942,495 (before deducting placement agent fees and expenses of the offering). The Notes will automatically convert into shares of the Company’s to be authorized Series C convertible preferred stock, $0.001 par value per share (the “Series C Preferred Stock”), at a pre-Reverse Split conversion price of $0.005 per share and a post-Reverse Split conversion price of $0.50 per share (the “Conversion Price”), upon the Company’s filing of a Certificate of Designation of Series C Convertible Preferred Stock with the Secretary of State of the State of Nevada following completion of the proxy voting process to increase our authorized preferred stock, and which Series C Preferred Stock shall be convertible into shares of the Company’s Common Stock on a one share for one share basis.

The shares of Series C Preferred Stock to be issued upon conversion of the Notes sold  in the Private Placement are subject to a “Most Favored Nations” provision for a period of 12 months from the closing of the Private placement such that in the event the Company issues securities at a per share price of less than $0.005 per share on a pre-Reverse Split basis, or $0.50 per share on a post-Reverse Split basis (the “Lower rice”), subject to certain specified exceptions, each Investor will be entitled to receive from the Company additional Shares of Series C Preferred Stock, when added to the number of Shares of Series C Preferred Stock issuable upon conversion of the Notes initially purchased by such Investor, will equal the number of Shares of Series C Preferred Stock that such Investor’s Private Placement subscription amount would have purchased at the Lower Price.

The Private Placement was conducted on a “best efforts” basis.  The closing of the Private Placement and the closing of the Securities Exchange were each conditioned upon the other.

The Company agreed to pay the placement agent in the Private Placement, CAVU Securities, LLC, a registered broker-dealer, a cash commission of 10% of the gross funds raised from Investors in the Private Placement introduced by the placement agent.  In addition, the placement agent will receive a retainer fee of 250,000 post-Reverse Split shares of Common stock.  The Placement Agent also received warrants with a per share exercise price of $0.50, on a post-Reverse Split basis, exercisable for a period of three (3) years to purchase a number of shares of the Company’s Common Stock equal to ten percent (10%) of the number of shares of Series C Preferred Stock into which the Notes are convertible with respect to Notes sold to Investors introduced by the placement agent.  The placement agent did not receive any cash fees or warrants for Private Placement Investors who were not were introduced by it.  As a result of the foregoing arrangements, the placement agent was paid an aggregate commission of $230,500, was issued warrants to purchase an aggregate of 461,000 post-Reverse Split shares of the Company’s Common Stock and will be issued 250,000 post-Reverse Split shares of Common stock as the retainer fee.

The Company agreed to indemnify the placement agent and its sub-agents, if any, to the fullest extent permitted by law, against certain liabilities that may be incurred in connection with this Private Placement, including certain civil liabilities under the Securities Act, and, where such indemnification is not available, to contribute to the payments the placement agent and its sub-agents may be required to make in respect of such liabilities.

All descriptions of the placement agent warrants herein are qualified in their entirety by reference to the text of the form of placement agent warrant filed as an exhibit hereto and incorporated herein by reference.

The Private Placement was exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemptions provided by Regulation D and Regulation S promulgated by the SEC thereunder.  The Private Placement was sold to “accredited investors,” as defined in Regulation D and/or to “non-U.S. Persons” in accordance with Rule 903 of Regulation S under the Securities Act.

The Series D Preferred Stock

Concurrently with the closing of the Securities Exchange, we sold to each of David Rector and William Meadow, ten thousand (10,000) shares at a price of $0.10 per share (calculated on a post-Reverse Split basis) of our to be authorized and designated Series D Convertible Preferred Stock (the “Series D Preferred Stock”).  The Series D Preferred Stock will be equivalent in all respects to the Common Stock, other than each share of Series D Preferred Stock will be entitled to cast 1,000 votes per share and will have a liquidation preference equal to $0.10 per share.  Each share of Series D Preferred Stock will automatically convert into One (1) share of Common Stock on the earlier of: (i) the listing the Company’s securities on a national securities exchange and (ii) a change of control of the Company.  Mr. Meadow delivered an irrevocable voting proxy to David Rector covering the shares of Series D Preferred Stock held by Meadow.

The Split-Off

Following the closing of the Transactions, under the terms of a split-off agreement and a general release agreement, the Company will transfer all of its pre-closing operating assets and liabilities to its wholly-owned special-purpose subsidiary, CalGold Split Corp., a Nevada corporation (“Split-Off Subsidiary”), to be formed. Thereafter, pursuant to the split-off agreement, the Company will transfer all of the outstanding shares of capital stock of Split-Off Subsidiary to Michael Baybak, the pre-Securities Exchange Treasurer and Secretary of the Company and stockholder (the “Split-Off”), in consideration of and in exchange for certain agreed upon consideration including standard representations, covenants and indemnities.  All descriptions of the split-off agreement and the general release agreement herein are qualified in their entirety by reference to the text thereof which will be filed with the SEC upon completion of the Split-Off.

2014 Equity Incentive Plan

Before the Securities Exchange, our Board of Directors adopted our 2014 Equity Incentive Plan (the “2014 Plan”), which provides for the issuance of incentive awards of up to 6,150,564 shares of our Common Stock to officers, key employees, consultants and directors.  As a condition to and effective upon the closing of the Securities Exchange and as further described below, we granted non-qualified options to Messrs. Meadow, Ralph and Rector under the 2014 Plan.  We expect that the 2014 Plan will be approved by a majority of our shareholders within the next few months. Our Board of Directors also voted to terminate our 2007 Stock Option Plan.

Lock-up Agreements and Other Restrictions

In connection with the Securities Exchange, each of our executive officers and directors named below and each person to be holding 10% or more of our Common Stock after giving effect to the Securities Exchange, the Private Placement and the Reverse Split (the “Restricted Holders”), to be holding, or having the right to hold at that date in the aggregate 7,885,000 shares of our Common Stock, entered into agreements (the “Lock-Up and No Shorting Agreements”), whereby they are restricted for a period of 18 months after the Securities Exchange from certain sales or dispositions of our Common Stock held by them immediately after the Securities Exchange, except in certain limited circumstances (the “Lock-Up”).

Further, for a period of 18 months after the Securities Exchange, each Restricted Holder has agreed in the Lock-Up and No Shorting Agreements to be subject to restrictions on engaging in certain transactions, including effecting or agreeing to effect short sales, whether or not against the box, establishing any “put equivalent position” with respect to our Common Stock, borrowing or pre-borrowing any shares of our Common Stock, or granting other rights (including put or call options) with respect to our Common Stock or with respect to any security that includes, relates to or derives any significant part of its value from our Common Stock, or otherwise seeks to hedge his position in our Common Stock.

The foregoing description of the Securities Exchange, the Lock-up and No Shorting Agreement, the Private Placement, the Preferred Stock, the Securities Purchase Agreements, the Split-Off, the 2014 Plan and related transactions does not purport to be complete and is qualified in its entirety by reference to the complete text of the Exchange Agreement, Lockup Agreement, Certificate of Designation of Series C Convertible Preferred Stock, Certificate of Designation of Series D Convertible Preferred Stock, 2014 Plan and Form of Securities Purchase Agreement which are filed as Exhibits hereto, and which are incorporated herein by reference.

The Reverse Stock Split and Related Matters

On December 24, 2013, we filed a preliminary proxy statement, subsequently amended and which we will further amend following the filing of this Current Report, on Schedule 14A with the SEC relating to a proposed shareholder vote to approve an amendment to our Articles of Incorporation to effect a reverse stock split of our issued and outstanding common stock on a one for one hundred basis and to increase our authorized preferred stock, to approve a new 2014 equity incentive plan and to approve our name change to MVP Portfolio, Inc.  We expect to file a definitive proxy statement with the SEC by February 24, 2014 and then to mail the proxy statement to our shareholders.  We expect to have collected a sufficient number of proxies to approve our shareholder actions by March 17, 2014, following which time we will file a certificate of amendment to our Amended and Restated Articles of Incorporation with the Secretary of State of the State of Nevada in order to effect the Name Change and the Reverse Split.  The Name Change and the Reverse Split will be effective for our principal market, the OTC Markets, Inc. QB Tier, upon approval by the Financial Industry Regulatory Authority (FINRA) at which time a new trading symbol will also become effective.

Following the completion of the shareholder vote, we will also file the Certificate of Series C Designation and the Certificate of Series D Designation (defined below) with the Nevada Secretary of State.  At that time, the Notes will automatically convert into shares of Series C Preferred Stock.

Employment Agreements; Option Grants

On February 7, 2014, we entered into an employment agreement with William Meadow (the “Meadow Employment Agreement”), whereby Mr. Meadow agreed to serve as our Chief Executive Officer for a period of three (3) years, subject to renewal, in consideration for an annual salary of $250,000. Additionally, under the terms of the Meadow Employment Agreement, Mr. Meadow shall be eligible for an annual bonus if the Company meets certain criteria, as established by the Board of Directors.  In the event Mr. Meadow’s employment is terminated without Cause or by Mr. Meadow without Good Reason following a Change in Control (as such terms are defined in the Meadow Employment Agreement), Mr. Meadow shall be entitled to a lump sum payment equal to Mr. Meadow’s salary for the prior 15 months in consideration for which Mr. Meadow shall devote 400 hours of time per year for three years to support the enforcement of the Video DriveBy and on-line mapping intellectual property assets (as described further below).  Additionally, pursuant to the terms of the Meadow Employment Agreement, the Company has agreed to reimburse Mr. Meadow’s costs relating to maintaining his term life insurance policy up to a maximum of $250 per month.

In connection with his employment with the Company, the Company granted Mr. Meadow a five -year non-qualified stock option under the 2014 Plan to purchase, on a post-Reverse Split basis, up to 2,460,226 shares of the Company’s common stock at an exercise price of $0.50 per share (the “Meadow Options”), which option shall vest in twelve (12) equal quarterly installments, beginning on the three (3) month anniversary of the date of issuance and every three (3) months thereafter, provided Mr. Meadow remains continuously engaged as a director or officer of the Company through the applicable vesting date.   In the event that Mr. Meadow is removed as a director, officer or employee by the Company at any time other than for “Cause” or resigns as a director, officer or employee for “Good Reason” the Meadow Options shall immediately vest in full. The foregoing is a summary description of Mr. Meadow’s Employment Agreement and does not purport to be complete and is qualified in its entirety by reference to the Meadow Employment Agreement, which is filed as an Exhibit hereto and incorporated by reference herein.

On February 7, 2014, we entered into an employment agreement with Shea Ralph (the “Ralph Employment Agreement”), whereby Mr. Ralph agreed to serve as our Executive Vice President for a period of three (3) years, subject to renewal, in consideration for an annual salary of $180,000. Additionally, under the terms of the Ralph Employment Agreement, Mr. Ralph shall be eligible for an annual bonus if the Company meets certain criteria, as established by the Board of Directors.  In the event Mr. Ralph’s employment is terminated without Cause or by Mr. Ralph without Good Reason following a Change in Control (as such terms are defined in the Ralph Employment Agreement), Mr. Ralph shall be entitled to a lump sum payment equal to Mr. Ralph’s salary for the prior nine (9) months.

In connection with his employment with the Company, the Company granted Mr. Ralph a five-year non-qualified stock option under the 2014 Plan to purchase, on a post-Reverse Split basis, up to 1,230,113 shares of the Companys common stock at an exercise price of $0.50 per share (the Ralph Options), which option shall vest in twelve (12) equal quarterly installments, beginning on the three (3) month anniversary of the date of issuance and every three (3) months thereafter, provided Mr. Ralph remains continuously engaged as a director or officer of the Company through the applicable vesting date. In the event that Mr. Ralph is removed as a director, officer or employee by the Company at any time other than for Cause or resigns as a director, officer or employee for Good Reason the Ralph Options shall immediately vest in full. The foregoing is a summary description of Mr. Ralphs Employment Agreement and does not purport to be complete and is qualified i n its entirety by reference to the Ralph Employment Agreement, which is filed as an Exhibit hereto and incorporated by reference herein.

Additionally, promptly following the closing of the Securities Exchange, the Company will issue to Meadow and Ralph five-year options to purchase an additional five percent (5%) of the outstanding Parent common stock on a fully-diluted, post-Reverse Split basis as of the Closing, pro rata to the option grants issued at Closing, exercisable at the Private Placement price, i.e., $0.50 per share. These options shall vest and not be subject to forfeiture only upon the Companys achieving revenues of $20 million.

On February 7, 2014, David Rector, then a director of the Company, was appointed as the Companys Chief Operating Officer. On February 7, 2014, we entered into an consulting agreement with Mr. Rector (the Rector Consulting Agreement), whereby Mr. Rector agreed to serve as our Chief Operating Officer for a period of one (1) year, subject to renewal, in consideration for an annual fee of $120,000.

In connection with his engagement with the Company, the Company granted Mr. Rector a five-year non-qualified stock option under the 2014 Plan to purchase, on a post-Reverse Split basis, up to 1,000,000 shares of the Companys common stock at an exercise price of $0.50 per share (the Rector Options), which option shall vest in twelve (12) equal monthly installments, beginning on the one (1) month anniversary of the date of issuance, provided Mr. Rector remains continuously engaged as a director or officer of the Company through the applicable vesting date. In the event that Mr. Rector is removed as a director, officer or employee by the Company at any time other than for Cause or resigns as a director, officer or employee for Good Reason the Rector Options shall immediately vest in full. The foregoing is a summary description of the. Rector Consulting Agreement and does not purport to be complete and is qualified i n its entirety by reference to the Rector Consulting Agreement, which is filed as an Exhibit hereto and incorporated by reference herein.

Following (i) the closing of the Securities Exchange and the Private Placement, (ii) the completion of the Reverse Split and (iii) the authorization of the increase in preferred stock, there will be approximately 14,936,013 shares of common stock issued and outstanding, 9,454,520 shares of Preferred Stock outstanding convertible into 9,454,520 shares of common stock and 877,712 shares of common stock issuable upon the exercise of outstanding warrants.

The shares of our Common Stock to be issued to the Members in connection with the Securities Exchange, the Notes issued in the Private Placement, the shares of Series C Preferred Stock and Common Stock to be issued upon conversion of the Notes and the Series C Preferred Stock, respectively, and the shares Series D Preferred Stock and Common Stock to be issued upon conversion of the Series D Preferred Stock were not, and will not be registered under the Securities Act, and were issued (or will be issued, as the case may be) in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 promulgated thereunder. Certificates representing these securities will contain a legend stating the restrictions applicable to such securities.

Changes to the Board of Directors and Executive Officers.

On February 7, 2014, effective upon the closing of the Securities Exchange, James Davidson resigned as our Chief Executive Officer and director and Michael Baybak resigned as our Interim Treasurer and Secretary and as a director.  Pursuant to the terms of the Exchange Agreement, William Meadow was appointed as our Chief Executive Officer and Chairman, Shea Ralph was appointed as our Chief Financial Officer, Treasurer, Secretary and director and David Rector was appointed as our Chief Operating Officer and remains a director.

William Meadow, 53, is the founder and has been the Chief Executive Officer of MV Patents LLC since 2011.   Mr. Meadow was the founder and Chief Executive Officer of ControlCam LLC from 2009 through 2012,  and was the founder and has been the Chief Executive Officer of Visre, Inc./3vTV LLC from 2004 to the present. He was the Co-Founder and Chairman of Real Mortgage Systems, Inc. from 2005 to 2009.  From 1996 to 2000, Mr. Meadow worked on behalf of Columbia University by marketing and licensing patents via 4D Technology, Inc.  He was founder of Payformance Corporation, now called PaySpan, and worked with that company from 1984 to 2003, providing payment technologies for Fortune 500 clients.  Mr. Meadow served as VP of Corporate Development for BBN Corporation from 1995 to 1996, a company he joined after selling Network One, a voice over IP company, in 1995.

Mr. Meadow received his B.S. in Marketing from Florida State University.  He has patent development and licensing experience across multiple industries, and knowledge of the patent monetization industry, in general, as well as his position as founder of MV Patents, LLC, provides him with valuable expertise which the Board believes qualifies him to serve as a director of the Company.

Shea Ralph, 53, has worked as an independent consultant and strategic advisor of business development and corporate strategy from 2007 to the present. Mr. Shea was chosen to be a director of the Company based on his expertise in business development and corporate governance.

David Rector, 66, previously served as our President, Chief Executive Officer, Chief Financial Officer and Treasurer from June 15, 2007 to July 11, 2007 and again from August 8, 2007 to November 12, 2007.  He previously served as a member of our Board of Directors from June 15, 2007 through May 4, 2012.

Mr. Rector has been a director of Senesco Technologies, Inc., a publicly traded company, since February 2002.  Mr. Rector also serves as a director and member of the compensation and audit committee of DGSE Companies, Inc. (formerly the Dallas Gold and Silver Exchange Inc.), a publicly traded company.

Since 1985, Mr. Rector has been the Principal of The David Stephen Group, which provides enterprise consulting services to emerging and developing companies in a variety of industries. From November 2012 through January 28, 2014, Mr. Rector has served as the CEO, President and a director of Vaporin, Inc. (formerly known as Valor Gold Corp.).  From February 2012 through December 31, 2012, Mr. Rector served as the VP Finance & Administration of Pershing Gold Corp. From May 2011 through February 2012, Mr. Rector served as the President of Sagebrush Gold, Ltd. From October 2009 through August 2011, Mr. Rector had served as President and CEO of Li3 Energy, Inc. From July 2009 through May 2011, Mr. Rector had served as President and CEO of Nevada Gold Holdings, Inc. From September 2008 through November 2010, Mr. Rector served as President and CEO Universal Gold Mining Corp. From October 2007 through February 13, 2013, Mr. Rector served as President and CEO of Standard Drilling, Inc. From May 2004 through December 2006, Mr. Rector had served in senior management positions with Nanoscience Technologies, Inc., a development stage company engaged in the development of DNA Nanotechnology. From 1983 until 1985, Mr. Rector served as President and General Manager of Sunset Designs, Inc., a domestic and international manufacturer and marketer of consumer product craft kits, and a wholly-owned subsidiary of Reckitt & Coleman N.A. From 1980 until 1983, Mr. Rector served as the Director of Marketing of Sunset Designs. From 1971 until 1980, Mr. Rector served in progressive roles in the financial and product marketing departments of Crown Zellerbach Corporation, a multi-billion dollar pulp and paper industry corporation.  Mr. Rector was chosen as a director based on his knowledge of public company management, corporate governance and the mining industry in general.

Neither Mr. Meadow, Mr. Ralph nor Mr. Rector has any family relationship with any other executive officers or directors of the Company.   There are no arrangements or understandings between either Mr. Meadow or Mr. Ralph and any other person pursuant to which such person was appointed as an officer or director of the Company. There have been no related party transactions in the past two years in which the Company or any of its subsidiaries was or is to be a party, in which either Mr. Meadow, Mr. Ralph or Mr. Rector has, or will have, a direct or indirect material interest.

Changes to the Business.   Following the closing of the Transactions, through our wholly owned subsidiary, MVP, as the owner of Acquired Intellectual Property, we intend to commence one or more lawsuits and pursue licensing opportunities.  We also intend to expand our activities and engage in the commercialization and development of our intellectual property assets, assuming we are able to raise additional capital. Our activities may include the acquisition and development of patents through internal or external research and development or licensing. In addition, we may seek to acquire existing rights to intellectual property through acquisitions of already issued patents and pending patent applications, both in the United States and abroad.  We may alone or in conjunction with others develop products and processes associated with our intellectual property and license our intellectual property to others seeking to develop products or processes or seek to enforce our rights against others whose products or processes infringe our intellectual property rights through legal processes.

During the second half 2013 we determined it would be in the best interest of the Company and its shareholders to explore additional business opportunities and strategic alliances following our inability to raise sufficient funds to begin our Phase I drilling program at our la Viuda Concessions in Moctezuma, Sonora Mexico.  We expect to discontinue and dispose of our mining interests in Mexico through the Split-Off following the closing of the Transactions. Additional information concerning our mining activities in Mexico is set forth in our reports and filings with the SEC at www.sec.gov under our current name California Gold Corp., including Risk Factors related thereto.   Such Risk Factors and our description under the heading “Business” and other information is incorporated herein by reference to our Registration Statement on Form S -1 (File No. 333-179466), as amended, filed with the SEC on February 14, 2012 and our Annual Report on Form 10 –K for our most recent fiscal year ended January 31, 2013 (File No. 000-54706) and subsequent Quarterly Reports on Form 10-Q and current reports on Form 8-K.

Following completion of the Securities Exchange and the closing of the Transactions, we will continue to be a “smaller reporting company,” as defined in Item 10(f)(1) of Regulation S-K, as promulgated by the SEC.

Description of MVP’s Business

General

MVP is engaged in the business of patent licensing and assertion of rights under patents against parties believed to be selling goods or services that rely upon our patented technology.   The Company owns a patent portfolio we refer to as “Video Drive-by” and online mapping, which has previously been used by our predecessors and licensees commercially.   We currently own (through MVP) a patent portfolio consisting 8 issued and 16 pending patents. The patents disclose systems and methods for providing video drive-by data to enable a street level view of a neighborhood surrounding a geographic location.   The systems include, generally, a video and data server farm incorporating at least one video storage server that stores video image files containing video drive-by data corresponding to a geographic location, a data base server that processes a data query received from a user over the internet and an image processing server.   Now that the Transactions have closed, MVP expects to enforce its intellectual property rights through litigation against, and/or licensing with, any companies that are believed to be infringing certain of the patents owned by MVP. MVP expects to use net proceeds from the Private Placement to pay legal fees and costs relating to these planned litigations.

We intend to attempt to maximize the economic benefits of our intellectual property portfolio, add significant talent in technological innovation, and potentially enhance our opportunities for revenue generation through the monetization of our assets, including patents owned by MVP.   Acquisitions typically involve the ongoing relationship of the original innovator(s) and owners to help in the continued development of the portfolio to maximize value.

We intend to expand our intellectual property portfolio through both internal development and acquisition.   We believe that our experience and ability to offer shares of our stock to inventors and others will enable us to expand our intellectual property portfolio as well as create additional intellectually property internally.

We continue to actively seek to broaden our intellectual property portfolio.   Our philosophy is to seek and acquire intellectual property and technology.   We are reviewing portfolio opportunities with a view toward acquiring those which we believe have potential for monetization through licensing opportunities or enforcement which may be related or unrelated to the Video Drive-by and online mapping patents.   We are actively engaged in due diligence with respect to a number of patent and intellectual property portfolios and are in advanced discussions as to the acquisition of several such portfolios.   We will likely need to raise additional capital to make any such acquisition.   There is no assurance that we will succeed in acquiring any such portfolios, as to the terms of any such acquisition or that we will successfully monetize any portfolio that we acquire.

Key Elements of Business Strategy

Our intellectual property acquisition, development and licensing business strategy will include the following key elements:

    ♦  Identify Emerging Growth Areas where Patented Technologies will Play a Vital Role

Certain technologies become core technologies in the way products and services are manufactured, sold and delivered by companies across a wide array of industries.   In conjunction with our partners, patent attorneys, and other patent sourcing professionals, we will identify core, patented technologies that have been or are anticipated to be widely adopted by third parties in connection with the manufacture or sale of products and services.

♦  Contact and Form Alliances with Owners of Core, Patented Technologies

Often individual inventors and small companies have limited resources and/or expertise and are unable to effectively address the unauthorized use of their patented technologies.  We will seek to enter into business agreements with owners of intellectual property that do not have experience or expertise in the areas of intellectual property licensing and enforcement, or that do not possess the in-house resources to devote to intellectual property licensing and enforcement activities, or that, for any number of strategic business reasons, desire to more efficiently and effectively outsource their intellectual property licensing and enforcement activities.

♦  Effectively  and   Efficiently  Evaluate  Patented  Technologies  for   Acquisition,  Licensing  and Enforcement

Subtleties in the language of a patent, recorded interactions with the patent office, and the evaluation of prior art can make a significant difference in the potential licensing and enforcement revenue derived from a patent or patent portfolio.   It is important to identify potential problem areas, if any, and determine whether potential problem areas can be overcome, prior to acquiring a patent portfolio or launching an effective licensing program.

♦  Purchase or Acquire the Rights to Patented Technologies

After evaluation, we may elect to purchase the patented technology, or acquire the exclusive right to license the patented technology in all or in specific fields of use.  The original owner of the patent or patent rights will typically receive an upfront acquisition payment, or retain the right to a portion of the gross revenues generated from a patent portfolio’s licensing and enforcement program, or a combination of the two.

♦  Successfully License and Enforce Patents with Significant Royalty Potential

As part of the patent evaluation process, significant consideration is also given to the identification of potential infringers, industries within which the potential infringers exist, longevity of the patented technology, and a variety of other factors that directly impact the magnitude and potential success of a licensing and enforcement program.   We are seeking to hire individuals trained in commercialization and in evaluating potentially infringing technologies and in presenting the claims of our patents and demonstrating how they apply to companies we believe are using our technologies in their products or services.   These presentations can take place in a non-adversarial business setting, but can also occur through the litigation process, if necessary.   Ultimately, we will execute patent licensing arrangements with users of our patented technologies through licensing negotiations, without the filing of patent infringement litigation, or through the negotiation of license and settlement arrangements in connection with the filing of patent infringement litigation.

Intellectual Property and Patent Rights

Our intellectual property will primarily be comprised of trade secrets, patented know-how, issued and pending patents, copyrights and technological innovation.

As a result of closing the Securities Exchange, we own a portfolio comprised of approximately 8 patents in the United States and 16 pending patent applications.

We have included a list of our U.S. patents below. Each patent below is publicly accessible on the Internet website of the U.S. Patent and Trademark Office at www.uspto.gov.

Patent Number	Application Number	Title	Issue Date	Filing Date
	11/216,465	APPARATUS AND METHOD	06/17/2008	08/31/2005
7,389,181		FOR PRODUCING VIDEO
DRIVE-BY DATA
CORRESPONDING TO A
GEOGRAPHIC LOCATION
7,929,800	11/702,708	METHODS AND	04/19/2011	02/06/2007
APPARATUS FOR
GENERATING A
CONTINUUM OF IMAGE
DATA
8,078,396	12/035,423	METHODS FOR AND	12/13/2011	02/21/2008
APPARATUS FOR
GENERATING A
CONTINUUM OF THREE
DIMENSIONAL IMAGE
DATA
8,090,633	12/344,021	METHOD AND APPARATUS	01/03/2012	12/24/2008
FOR IMAGE DATA BASED
VALUATION
8,207,964	12/036,197	METHODS AND
APPARATUS FOR
GENERATING
THREE-DIMENSIONAL
IMAGE DATA MODELS
8,213,743	13/025,819	METHODS AND	07/03/2012	02/11/2011
APPARATUS FOR GENERATING A CONTINUUM OF IMAGE DATA
8,558,848	13/791,961	WIRELESS INTERNET-ACCESSIBLE	10/15/2013	03/09/2013
DRIVE-BY STREET VIEW
SYSTEM AND METHOD
8,554,015	13/481,852	METHODS AND	10/08/2013	05/27/2012
APPARATUS FOR
GENERATING A
CONTINUUM OF IMAGE
DATA

Competition

We expect to encounter significant competition in our new line of business from others seeking to commercialize, acquire, license and develop their intellectual property assets.   Most of our competitors have much longer operating histories, and significantly greater financial and human resources, than we do.   Entities such as Document Security Systems, Inc. (NYSE:DSS), Vringo, Inc (NYSE:VRNG), VirnetX Holding Corp (NYSE:VHC), Acacia Research Corporation (NASDAQ:ACTG), Allied Security Trust, Altitude Capital Partners, Augme Technologies Inc. (OTCBB:AUGT) Intellectual Ventures, Ocean Tomo, RPX Corporation (NASDAQ:RPXC), Rembrandt IP Management and others presently market themselves as being in the business of creating, acquiring, licensing or leveraging the value of intellectual property assets.   We expect others to enter the market.   In addition, competitors may seek to acquire the same or similar patents and technologies that we may seek to acquire, making it more difficult for us to realize the value of our assets which may be the result of the inability or unwillingness of third parties to also grant licenses to parties without the cooperation of the owners of other infringed rights.

Patent Enforcement Litigation

We expect to institute patent litigation in the near future and may often be required to engage in litigation to enforce our patents and patent rights.   We may become a party to ongoing patent enforcement related litigation of certain of the patents or patented technologies owned or controlled by us after the closing of the Securities Exchange. Such litigation may become increasingly expensive and there is no assurance that we will prevail in such litigation or that we will possess or be able to secure the financing necessary to engage in such activities, or that such financing, if available, will be able to be secured on attractive terms.

Risk Factors

There are numerous and varied risks, known and unknown, that may prevent us from achieving our goals.  If any of these risks actually occur, our business, financial condition or results of operation may be materially adversely affected.   In such case, the trading price of our common stock could decline and investors could lose all or part of their investment.

The Company intends to change the focus of its business to commercializing, developing and monetizing intellectual property,including through licensing and enforcement.  The Company may not be able to successfully monetize the patents, which it acquires and thus it may fail to realize all of the anticipated benefits of such acquisition.

There is no assurance that the Company will be able to successfully commercialize, acquire, develop or monetize the patent portfolios that it acquired from MVP.  The acquisition of the patents could fail to produce anticipated benefits, or could have other adverse effects that the Company does not currently foresee.   Failure to successfully monetize these patent assets may have a material adverse effect on the Company’s business, financial condition and results of operations.

In addition, the acquisition of the patent portfolios is subject to a number of risks, including the fact that there is a significant time lag between acquiring a patent portfolio and recognizing revenue from those patent assets.   During that time lag, material costs are likely to be incurred that would have a negative effect on the Company’s results of operations, cash flows and financial position.

Therefore, there is no assurance that the monetization of the patent portfolios acquired will generate enough revenue to recoup the Company’s investment or outlays.

The Company’s operating history makes it difficult to evaluate its current business and future prospects.

    The Company has, prior to the acquisition of MVP, been involved in businesses primarily as a junior mining exploration company.   The Company not only has no operating history in executing its additional new business which includes, among other things, creating, commercializing, prosecuting, licensing, litigating or otherwise monetizing patent assets, but the Company’s lack of operating history in this sector makes it difficult to evaluate its additional new business model and future prospects.   Junior mining exploration is subject to significant risks.   See "The Securities Exchange – Changes to the Business”.

The Company will be initially reliant primarily on the patent assets it acquired from MVP. If the Company is unable to commercialize, license or otherwise monetize such assets and generate revenue and profit through those assets or by other means, there is a significant risk that the Companys business would fail.

Upon closing of the Securities Exchange, the Company acquired a portfolio of patent assets from MVP that it plans to commercialize, license or otherwise monetize. If the Companys efforts to generate revenue from such assets fail, the Company will have incurred significant losses and may be unable to acquire additional assets. If this occurs, the Companys business would likely fail.

Upon closing of the Securities Exchange and commencement of its additional new line of business, the Company expects to commence legal proceedings against one or more defendants, and the Company expects such litigation to be time-consuming and costly, which may adversely affect its financial condition and its ability to operate its business.

As described above, we expect to institute patent litigation. The Companys viability could be highly dependent on the outcome of this litigation, the willingness of defendants to engage in settlement discussions, changes in the law and regulatory environment and as a result there is a risk that the Company may be unable to achieve the results it desires from such litigation, which failure would harm the Companys business to a great degree. In addition, the defendants in this litigation are likely to be much larger than the Company and have substantially more resources than the Company does, which could make the Companys litigation efforts more difficult and costly. The Company anticipates that its legal proceedings may continue for several years and may require significant expenditures including the costs of experts and other expenses. Disputes regarding the assertion of patents and other intellectual property rights are highly complex and technical. Once initiated, the Company may be forced to litigate against others to enforce or defend its intellectual property rights or to determine the validity and scope of other parties proprietary rights. The defendants or other third parties involved in the lawsuits in which the Company is involved may allege defenses and/or file counterclaims in an effort to avoid or limit liability and damages for patent infringement. If such defenses or couterclaims are successful, they may preclude the Companys ability to derive licensing revenue from the patents. Third parties may sue us for patent or other intellectual property infringement. A negative outcome of any such litigation, or one or more claims contained within any such litigation, could materially and adversely impact the Companys business and the value of the patents. Additionally, the Company anticipates that its legal fees and other expenses could be material and could negatively impact the Companys financial condition and results of operations and may result in its inability to continue its business.

The Company may seek to internally develop additional new inventions and intellectual property, which would take time and be costly. Moreover, the failure to obtain or maintain intellectual property rights for such inventions would lead to the loss of the Companys investments in such activities.

Part of the Companys new additional business focus may include the internal development of new inventions or intellectual property that the Company will seek to monetize. However, this aspect of the Companys business would likely require significant capital and would take time to achieve. There is also the risk that the Companys initiatives in this regard would not yield any viable new inventions or technology, which would lead to a loss of the Companys investments in time and resources in such activities.

In addition, even if the Company is able to internally develop new inventions, in order for those inventions to be viable and to compete effectively, the Company would need to develop and maintain, and it would heavily rely on, a proprietary position with respect to such inventions and intellectual property. However, there are significant risks associated with any such intellectual property the Company may develop principally including the following:

● patent applications the Company may file may not result in issued patents or may take longer than the Company expects to result in issued patents;

● the Company may be subject to interference proceedings;

● the Company may be subject to opposition proceedings in the U.S. or foreign countries;

● any patents that are issued to the Company may not provide meaningful protection;

● the Company may not be able to develop additional proprietary technologies that are patentable;

● other companies may challenge patents issued to the Company;

● other companies may have independently developed and/or patented (or may in the future independently develop and patent) similar or alternative technologies, or duplicate the Company’s technologies;

● other companies may design around technologies the Company has developed; and

● enforcement of the Company’s patents would be complex, uncertain and very expensive.

The Company cannot be certain that patents will be issued as a result of any future applications, or that any of the Company’s patents, once issued, will provide the Company with adequate protection from competing products.   For example, issued patents may be circumvented or challenged, declared invalid or unenforceable, or narrowed in scope.   In addition, since publication of discoveries in scientific or patent literature often lags behind actual discoveries, the Company cannot be certain that it will be the first to make its additional new inventions or to file patent applications covering those inventions.   It is also possible that others may have or may obtain issued patents that could prevent the Company from commercializing the Company’s products or require the Company to obtain licenses requiring the payment of significant fees or royalties in order to enable the Company to conduct its business.   As to those patents that the Company may license or otherwise monetize, the Company’s rights will depend on maintaining its obligations to the licensor under the applicable license agreement, and the Company may be unable to do so.   The Company’s failure to obtain or maintain intellectual property rights for the Company’s inventions would lead to the loss the Company’s investments in such activities, which would have a material and adverse effect on the Company’s company.

Moreover, patent application delays could cause delays in recognizing revenue from the Company’s internally generated patents and could cause the Company to miss opportunities to license patents before other competing technologies are developed or introduced into the market.

New legislation, regulations or court rulings related to enforcing patents could harm the Company’s new line of business and operating results.

If Congress, the United States Patent and Trademark Office or courts implement new legislation, regulations or rulings that impact the patent enforcement process or the rights of patent holders, these changes could negatively affect the Company’s new business model.  For example, limitations on the ability to bring patent enforcement claims, limitations on potential liability for patent infringement, lower evidentiary standards for invalidating patents, increases in the cost to resolve patent disputes and other similar developments could negatively affect the Company’s ability to assert its patent or other intellectual property rights.

In addition, on September 16, 2011, the Leahy-Smith America Invents Act (the “Leahy-Smith Act”), was signed into law.   The Leahy-Smith Act includes a number of significant changes to United States patent law.   These changes include provisions that affect the way patent applications will be prosecuted and may also affect patent litigation.   The U.S. Patent Office is currently developing regulations and procedures to govern administration of the Leahy-Smith Act, and many of the substantive changes to patent law associated with the Leahy-Smith Act recently became effective.   Accordingly, it is too early to tell what, if any, impact the Leahy-Smith Act will have on the operation of the Company’s business.   However, the Leahy-Smith Act and its implementation could increase the uncertainties and costs surrounding the prosecution of patent applications and the enforcement or defense of the Company’s issued patents, all of which could have a material adverse effect on the Company’s business and financial condition.

On February 27, 2013, US Representatives DeFazio and Chaffetz introduced HR845.   In general, the bill known as the SHIELD Act (“Saving High-tech Innovators from Egregious Legal Disputes”), seeks to assess legal fee liability to plaintiffs in patent infringement actions for defendants costs.   In the event that the bill becomes law, the potential obligation to pay the legal fees of defendants in patent disputes could have a material adverse effect on the Company’s business or financial condition.

On June 4, 2013, the Obama Administration issued executive actions and legislative recommendations.  The legislative measures recommended by the Obama Administration include requiring patentees and patent applicants to disclose the “Real Party-in-Interest”, giving district courts more discretion to award attorney’s fees to the prevailing party, requiring public filing of demand letters such that they are accessible to the public, and protecting consumers against liability for a product being used off -the shelf and solely for its intended use.

The executive actions includes ordering the USPTO to make rules to require the disclosure of the Real Party-in-Interest by requiring patent applicants and owners to regularly update ownership information when they are involved in proceedings before the USPTO (e.g. specifying the “ultimate parent entity”) and requiring the USPTO to train its examiners to better scrutinize functional claims to prevent allowing overly broad claims.

On October 23, 2013, Representative Bob Goodlatte with bipartisan support introduced a new set of proposed patent reforms titled the “Innovation Act.”   The Innovation Act has a number of major proposed changes.   Some of the proposed changes include a heightened pleading requirement for the filing of patent infringement claims.   The proposed changes require a particularized statement with detailed specificity regarding how each asserted claim term corresponds to the functionality of each accused instrumentality.  The Innovation Act also includes a provision that allows prevailing defendants to collect attorney fees from non-plaintiffs who have substantial interest in the asserted patent.   Moreover, a patentee who gives a covenant not to sue to a defendant will be deemed a non-prevailing party, and therefore, subject to attorney fees.

The Innovation Act also calls for discovery to be limited until after claim construction.   The patent infringement plaintiff must also disclose anyone with a financial interest in either the asserted patent or the patentee and must disclose the ultimate parent entity.   When a manufacturer and its customers are sued at the same time, the suit against the customer would be stayed as long as the customer agrees to be bound by the results of the case.

It is impossible to determine the extent of the impact of any new laws, regulations or initiatives that may be proposed, or whether any of the proposals will become enacted as laws.   Compliance with any new or existing laws or regulations could be difficult and expensive, affect the manner in which the Company conducts its business and negatively impact the Company’s business, prospects, financial condition and results of operations.

The Company’s acquisitions of patent assets may be time consuming, complex and costly, which could adversely affect the Company’s operating results.

Acquisitions of patent or other intellectual property assets, which are and will be critical to the Company’s business plan, are often time consuming, complex and costly to consummate.   The Company may utilize many different transaction structures in its acquisitions and the terms of such acquisition agreements tend to be heavily negotiated.   As a result, the Company expects to incur significant operating expenses and will likely be required to raise capital during the negotiations even if the acquisition is ultimately not consummated.   Even if the Company is able to acquire particular patent assets, there is no guarantee that the Company will generate sufficient revenue related to those patent assets to offset the acquisition costs.   While the Company will seek to conduct confirmatory due diligence on the patent assets the Company is considering for acquisition, the Company may acquire patent assets from a seller who does not have proper title to those assets.   In those cases, the Company may be required to spend significant resources to defend the Company’s interest in the patent assets and, if the Company is not successful, its acquisition may be invalid, in which case the Company could lose part or all of its investment in the assets.

The Company may also identify patent or other intellectual property assets that cost more than the Company is prepared to spend with its own capital resources.   The Company may incur significant costs to organize and negotiate a structured acquisition that does not ultimately result in an acquisition of any patent assets or, if consummated, proves to be unprofitable for the Company.   These higher costs could adversely affect the Company’s operating results, and if the Company incurs losses, the value of its securities will decline.

In addition, the Company may acquire patents and technologies that are in the early stages of adoption in the commercial, industrial and consumer markets.   Demand for some of these technologies will likely be untested and may be subject to fluctuation based upon the rate at which the Company’s licensees will adopt its patents and technologies in their products and services.   As a result, there can be no assurance as to whether technologies the Company acquires or develops will have value that it can monetize.

In certain acquisitions of patent assets, the Company may seek to defer payment or finance a portion of the acquisition price.   This approach may put the Company at a competitive disadvantage and could result in harm to the Company’s business.

The Company has limited capital and may seek to negotiate acquisitions of patent or other intellectual property assets where the Company can defer payments or finance a portion of the acquisition price.  These types of debt financing or deferred payment arrangements may not be as attractive to sellers of patent assets as receiving the full purchase price for those assets in cash at the closing of the acquisition.   As a result, the Company might not compete effectively against other companies in the market for acquiring patent assets, many of whom have greater cash resources than the Company has.   In addition, any failure to satisfy the Company’s debt repayment obligations may result in adverse consequences to its operating results.

Any failure to maintain or protect the Company’s patent assets or other intellectual property rights could significantly impair its return on investment from such assets and harm the Company’s brand, its business and its operating results.

The Company’s ability to operate its new line of business and compete in the intellectual property market largely depends on the superiority, uniqueness and value of the Company’s acquired patent assets and other intellectual property.   To protect the Company’s proprietary rights, the Company will rely on a combination of patent, trademark, copyright and trade secret laws, confidentiality agreements with its employees and third parties, and protective contractual provisions.   No assurances can be given that any of the measures the Company undertakes to protect and maintain its assets will have any measure of success.

Following the acquisition of patent assets, the Company will likely be required to spend significant time and resources to maintain the effectiveness of those assets by paying maintenance fees and making filings with the United States Patent and Trademark Office.   The Company may acquire patent assets, including patent applications, which require the Company to spend resources to prosecute the applications with the United States Patent and Trademark Office.   Further, there is a material risk that patent related claims (such as, for example, infringement claims (and/or claims for indemnification resulting therefrom), unenforceability claims, or invalidity claims) will be asserted or prosecuted against the Company, and such assertions or prosecutions could materially and adversely affect the Company’s business.   Regardless of whether any such claims are valid or can be successfully asserted, defending such claims could cause the Company to incur significant costs and could divert resources away from the Company’s other activities.

Despite the Company’s efforts to protect its intellectual property rights, any of the following or similar occurrences may reduce the value of the Company’s intellectual property:

• the Company’s applications for patents, trademarks and copyrights may not be granted and, if granted, may be challenged or invalidated;

• issued trademarks, copyrights, or patents may not provide the Company with any competitive advantages when compared to potentially infringing other properties;

• the Company’s efforts to protect its intellectual property rights may not be effective in preventing misappropriation of the Company’s technology; or

• the Company’s efforts may not prevent the development and design by others of products or technologies similar to or competitive with, or superior to those the Company acquires and/or prosecutes.

Moreover, the Company may not be able to effectively protect its intellectual property rights in certain foreign countries where the Company may do business in the future or from which competitors may operate.   If the Company fails to maintain, defend or prosecute its patent assets properly, the value of those assets would be reduced or eliminated, and the Company’s business would be harmed.

Weak global economic conditions may cause infringing parties to delay entering into licensing agreements, which could prolong the Company’s litigation and adversely affect its financial condition and operating results.

The Company’s new additional business plan depends significantly on worldwide economic conditions, and the United States and world economies have recently experienced weak economic conditions.  Uncertainty about global economic conditions poses a risk as businesses may postpone spending in response to tighter credit, negative financial news and declines in income or asset value s.   This response could have a material negative effect on the willingness of parties infringing on the Company’s assets to enter into licensing or other revenue generating agreements voluntarily.   Entering into such agreements is critical to the Company’s business plan, and the Company’s failure to do so could cause material harm to its business.

If the Company is unable to adequately protect its intellectual property, the Company may not be able to compete effectively.

The Company’s ability to compete depends in part upon the strength of the Company’s proprietary rights that it will own as a result of the Securities Exchange or may hereafter acquire in its technologies, brands and content.   The Company intends to rely on a combination of U.S. and foreign patents, copyrights, trademark, trade secret laws and license agreements to establish and protect its intellectual property and proprietary rights.   The efforts the Company takes to protect its intellectual property and proprietary rights may not be sufficient or effective at stopping unauthorized use of its intellectual property and proprietary rights.   In addition, effective trademark, patent, copyright and trade secret protection may not be available or cost-effective in every country in which the Company’s services are made available.   There may be instances where the Company is not able to fully protect or utilize its intellectual property in a manner that maximizes competitive advantage.   If the Company is unable to protect its intellectual property and proprietary rights from unauthorized use, the value of the Company’s products may be reduced, which could negatively impact the Company’s new business. The Company’s inability to obtain appropriate protections for its intellectual property may also allow competitors to enter the Company’s markets and produce or sell the same or similar products.   In addition, protecting the Company’s intellectual property and other proprietary rights is expensive and diverts critical managerial resources.   If any of the foregoing were to occur, or if the Company is otherwise unable to protect its intellectual property and proprietary rights, the Company’s business and financial results could be adversely affected.

If the Company is forced to resort to legal proceedings to enforce its intellectual property rights, the proceedings could be burdensome and expensive.   In addition, the Company’s proprietary rights could be at risk if the Company is unsuccessful in, or cannot afford to pursue, those proceedings.   The Company will also rely on trade secrets and contract law to protect some of its proprietary technology. The Company will enter into confidentiality and invention agreements with its employees and consultants.  Nevertheless, these agreements may not be honored and they may not effectively protect the Company’s right to its un-patented trade secrets and know-how. Moreover, others may independently develop substantially equivalent proprietary information and techniques or otherwise gain access to the Company’s trade secrets and know-how.

Item 3.02     Unregistered Sales of Equity Securities.

The information set forth in Item 2.01 is incorporated by reference herein.

The Private Placement

On February 7, 2014, we closed our Private Placement of a $2,942,495 aggregate principal amount of the Notes (before deducting placement agent fees and expenses of the Private Placement).

The Private Placement and the issuance of the Notes, and the issuance of the Series C Preferred Stock and the Common Stock upon conversion of the Notes and the Series C Preferred Stock, respectively, and the Broker Warrants, were, and will be, exempt from registration under Section 4(a)(2) of the Securities Act, in reliance upon the exemptions provided by Regulation D promulgated by the SEC thereunder. The Private Placement was sold to “accredited investors,” as defined in Regulation D.

Sale of Series D Preferred Stock

On February 7, 2014, we sold 10,000 shares of our to be authorized Series D Preferred Stock to each of David Rector and William Meadow, at a per share price of $0.10 (calculated on a post-Reverse Split basis).   Each share of Series D Preferred Stock will be convertible into one (1) share of Common Stock and will be entitled to vote with the Common Stock on all matters submitted for shareholder vote, on the basis of 1,000 votes per share of Series D Preferred Stock.  The purpose of the sale of the Series D Preferred Stock is to provide continuity with respect to the management of the Company by providing an enhanced vote to David Rector, a director of the Company prior to the Securities Exchange, who will continue to serve as our Chief Operating Officer and a director for a period of time following the closing of the Securities Exchange.  The Series D Preferred Stock shall be automatically converted into Common Stock upon the sooner of a “change of control” of the Company (as such term is defined in the Certificate of Designation and Preferences of Series D Convertible Preferred Stock (the “Certificate of Series D Designation”)) (other than pursuant to the Securities Exchange) or the listing of the Company’s Common Stock on a national securities exchange, such as The NASDAQ Stock Market.  Pursuant to the Certificate of Series D Designation, the Series D Preferred Stock will be entitled to a liquidation preference upon the liquidation of the Company in an amount equal to the price paid per share.

Certificates evidencing the shares of Series D Preferred Stock will be delivered to Messrs. Rector and Meadow promptly following the authorization of the Additional Preferred Stock and the filing of the Certificate of Series D Designation.

In connection with the Securities Exchange, Meadow delivered an irrevocable voting proxy to David Rector covering the shares of Series D Preferred Stock to be held by Meadow, which shall be effective until such time as the Series D Preferred Stock is automatically converted into the Company’s Common Stock, pursuant to the terms of the Certificate of Series D Designation.

The foregoing description of the Series D Preferred Stock and related transactions does not purport to be complete and is qualified in its entirety by reference to the complete text of the Certificate of Designation and Preferences of Series D Convertible Preferred Stock and related Series D Subscription Agreement which are filed as Exhibits hereto, and which are incorporated herein by reference.

The transactions relating to the sale of the Series D Preferred Stock did not involve any underwriters, underwriting discounts or commissions, or any public offering.   The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act by virtue of Section 4(a)(2) and Rule 506 thereunder, thereof, as a transaction by an issuer not involving a public offering.

Item 5.01    Changes in Control of Registrant.

The information regarding change of control of the Company in connection with the Securities Exchange set forth in Item 2.01, “Completion of Acquisition or Disposition of Assets—The Securities Exchange and Related Transactions” is incorporated herein by reference.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

The information regarding departure and election of directors and departure and appointment of principal officers of the Company in connection with the Securities Exchange set forth in Item 2.01, “Completion of Acquisition or Disposition of Assets—The Securities Exchange and Related Transactions” is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 2.01 and 3.02 is incorporated by reference herein.

Following completion of our proxy process, we intend to promptly file a charter amendment to our Articles of Incorporation to effect the Name Change, the Reverse Split and the Authorized Preferred Stock Increase. Promptly following that, we will file the Certificate of Series C Designation and the Certificate of Series D Designation with the Secretary of State of the State of Nevada.

We expect that our Board of Directors will elect to change our fiscal year end to June 30, the fiscal year end of MVP.

Item 9.01     Financial Statements and Exhibits

(d) Exhibits.

In reviewing the agreements included or incorporated by reference as exhibits to this Current Report on Form 8-K, please remember that they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about the Company or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the parties to the applicable agreement and:

●	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

●	have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

●	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

●	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about the Company may be found elsewhere in this Current Report on Form 8-K and the Company’s other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

The following is filed as an Exhibit to this Current Report on Form 8-K.

Exhibit No.	Description
3.1	Certificate of Designation and Preferences of Series C Convertible Preferred Stock, to be filed with the Secretary of State of Nevada

3.2	Certificate of Designation and Preferences of Series D Convertible Preferred Stock, to be filed with the Secretary of State of Delaware

4.1	Form of 10% Convertible Promissory Note

4.2	Form of Broker Warrant

10.1	Securities Exchange Agreement dated February 7, 2014

10.2	Form of Securities Purchase Agreement

10.3	Employment Agreement dated February 7, 2014 between the Company and William Meadow

10.4	Employment Agreement dated February 7, 2014 between the Company and Shea Ralph

10.5	Consulting Agreement dated February 7, 2014 between the Company and David Rector

10.6	Form of Lockup Agreement

10.7	Form of Series D Preferred Stock Subscription Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

California Gold Corp.

Date: February 10, 2014	By:	/s/ William D. Meadow
Name: William D. Meadow
Title: Chief Executive Officer and President